Exhibit 99.1

N e w s R e l e a s e QUICKSILVER GAS SERVICES LP 777 West Rosedale Street Fort Worth, TX 76104 www.kgslp.com

Quicksilver Gas Services’ Fourth-Quarter Net Income Triples in 2008

FORT WORTH, TEXAS, (February 25, 2009) – Quicksilver Gas Services LP (NYSE Arca: KGS) today reported net income for the fourth quarter of 2008 of $11.5 million, more than triple the $3.2 million of net income in the prior-year period.  Full-year 2008 net income of $26.4 million also was up three-fold from the prior-year net income of $8.3 million.

Earnings before interest, income taxes, depreciation and accretion ("EBITDA"), a non-GAAP measure, was $18.5 million for the fourth quarter of 2008, as compared with $8.8 million in the fourth quarter of 2007.  For the year, EBITDA was $51.4 million in 2008 versus $21.3 million in 2007.

Fourth-Quarter 2008 Highlights

•	Increased adjusted gross margin, a non-GAAP measure, as a percent of revenue to 73% versus the prior-year quarter of 66%
•	Increased average gathered volumes to approximately 266 MMcf per day; up 84% versus the prior-year quarter
•	Increased average processed volumes to approximately 167 MMcf per day; up 42% versus the prior-year quarter
•	Connected approximately 19 miles of gathering infrastructure
•	Connected 54 new wells to the gathering system

“Quicksilver Gas Services’ strategy to be 100% fee-based for our services has enabled us to continue to thrive even in a declining commodity price environment,” said Toby Darden, Quicksilver Gas Services president and chief executive officer.  “This strategy has allowed us to capitalize on our increasing gathering and processing volumes, resulting in higher distributable cash flow and distributions for our unitholders.”

Capital Program

Capital expenditures for the fourth quarter of 2008 totaled $54 million, including $.5 million of maintenance capital.  Expenditures during the quarter included the connection of approximately 19 miles of gathering lines and 54 new wells to the gathering system as well as capital associated with the company’s new Corvette plant, a natural gas processing facility.  The Corvette plant adds 125 million cubic feet (MMcf) per day of processing capacity and became fully operational last week.  The company now can process more than 325 MMcf per day of liquids-rich natural gas at its three facilities.

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Debt and Liquidity

Based on results through December 31, 2008, our total borrowing capacity under the company’s senior secured revolving credit facility is $235 million and the company had drawn $174.9 million at year-end 2008, resulting in $60.1 million of available capacity.

Distributions

On February 13, 2009, the company paid a cash distribution for the 2008 fourth quarter of $.37 per unit.  For the twelve months ended December 31, 2008, distributable cash flow, a non-GAAP financial measure, totaled $46.8 million, which provided 1.4 times the amount required to cover our total distributions to both the limited and general partners for the year.

Conference Call

Quicksilver Gas Services will host a conference call for investors and analysts at 10:00 a.m. eastern time today to discuss the fourth-quarter 2008 operating and financial results and its outlook for the future.  The company invites interested parties to listen to the call via the company’s website at www.kgslp.com or by calling 1-877-313-7932, using the conference ID number 80356462, approximately 10 minutes prior to the call.  A digital replay of the conference call will be available at 3:00 p.m. eastern time today and will remain available for 30 days.  The replay can be accessed at 1-800-642-1687 using the conference ID number 80356462.  The replay will also be archived for 30 days on the company’s website.

Use of Non-GAAP Financial Measures

This press release and the accompanying schedules include the non-generally accepted accounting principles ("non-GAAP") financial measures of EBITDA, adjusted gross margin and distributable cash flow.  The accompanying schedules on pages 7-8 of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").  Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

About Quicksilver Gas Services

Fort Worth, Texas-based Quicksilver Gas Services is a growth-oriented limited partnership in the business of gathering and processing natural gas produced from the Barnett Shale geologic formation in the Fort Worth Basin of north Texas.  The company began operation in 2004 to provide these services to Quicksilver Resources Inc., which owns our general partner.  For more information about Quicksilver Gas Services, visit www.kgslp.com.

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Forward-Looking Statement
The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements.  Although these statements reflect the current views, assumptions and expectations of Quicksilver Gas Services LP’s management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated.  Factors that could result in such differences or otherwise materially affect Quicksilver Gas Services LP’s financial condition, results of operations and cash flows include:  changes in general economic conditions; fluctuations in natural gas prices; failure or delays in Quicksilver Resources Inc. and third parties achieving expected production from natural gas projects; competitive conditions in our industry; actions taken or non-performance by third-parties, including suppliers, contractors, operators, processors, transporters and customers; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; construction costs or capital expenditures exceeding estimated or budgeted amounts; the effects of existing and future laws and governmental regulations; and the effects of future litigation; as well as other factors disclosed in Quicksilver Gas Services LP’s filings with the Securities and Exchange Commission.  Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor and Media Contact
Rick Buterbaugh
817-665-4835

KGS 09-03

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QUICKSILVER GAS SERVICES LP
CONSOLIDATED BALANCE SHEETS
In thousands, except for unit data - Unaudited

	December 31,	December 31,
	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$303	$1,125
Accounts receivable	2,082	882
Accounts receivable from Quicksilver	-	800
Prepaid expenses and other current assets	594	690
Total current assets	2,979	3,497

Property, plant and equipment, net	488,120	273,948

Other assets	1,916	965
	$493,015	$278,410

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Current maturities of debt	$1,375	$1,100
Accounts payable to Quicksilver	10,502	-
Accrued additions to property, plant and equipment	17,433	23,624
Accounts payable and other	1,930	2,700
Total current liabilities	31,240	27,424

Long-term debt	174,900	5,000
Note payable to Quicksilver	52,271	50,569
Repurchase obligations to Quicksilver	123,298	82,251
Asset retirement obligations	5,234	2,793
Deferred income tax liability	369	173

Partners' capital
Common unitholders (12,269,714 and 12,263,625 units issued and outstanding at December 31, 2008 and 2007, respectively)	108,014	109,830
Subordinated unitholders (11,513,625 units issued and outstanding at December 31, 2008 and 2007)	(2,322)	356
General partner	11	14
Total partners' capital	105,703	110,200
	$493,015	$278,410

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QUICKSILVER GAS SERVICES LP
CONSOLIDATED STATEMENTS OF INCOME
In thousands, except for per unit data - Unaudited

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenues
Gathering and transportation revenue - Quicksilver	$13,712	$5,477	$36,061	$15,089
Gathering and transportation revenue	1,606	935	5,612	1,773
Gas processing revenue - Quicksilver	8,261	5,455	30,127	16,564
Gas processing revenue	1,561	1,078	5,358	1,990
Other revenue - Quicksilver	225	225	900	525
Total revenues	25,365	13,170	78,058	35,941

Expenses
Operations and maintenance - Quicksilver	5,216	3,449	20,250	11,512
General and administrative - Quicksilver	1,695	1,026	6,407	3,379
Depreciation and accretion	4,137	2,763	14,566	8,070
Total expenses	11,048	7,238	41,223	22,961

Operating income	14,317	5,932	36,835	12,980

Other income	1	87	11	236
Interest expense	2,635	2,707	10,177	4,647

Income before income taxes	11,683	3,312	26,669	8,569

Income tax provision	145	124	253	313

Net income	$11,538	$3,188	$26,416	$8,256

Net income attributable to the period from beginning of period to August 9, 2007		$-		$3,444
Net income attributable to the period from August 10, 2007 to December 31, 2007		3,188		4,812
Net income		$3,188		$8,256

General partner interest in net income (1)	$339	$62	$652	$93
Common and subordinated unitholders’ interest in net income (1)	$11,199	$3,126	$25,764	$4,719
Earnings per common and subordinated unit:(1)
Basic	$0.47	$0.13	$1.08	$0.20
Diluted	$0.40	$0.13	$0.96	$0.20
Weighted average number of common and subordinated units outstanding:(1)
Basic	23,783	23,777	23,783	23,777
Diluted	29,583	23,787	29,583	23,787

(1) Amounts for 2007 represent the post-IPO period from August 10, 2007 to December 31, 2007

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QUICKSILVER GAS SERVICES LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands - Unaudited

	Year Ended December 31,
	2008	2007
Operating activities:
Net income	$26,416	$8,256
Items included in net income not affecting cash:
Depreciation	14,382	7,987
Accretion of asset retirement obligation	184	83
Deferred income taxes	196	38
Equity-based compensation	1,017	130
Amortization of debt issuance costs	243	88
Non-cash interest expense	8,825	4,294
Changes in assets and liabilities:
Accounts receivable	(1,200)	(815)
Prepaid expenses and other assets	(612)	(543)
Accounts receivable from Quicksilver	4,002	(5,975)
Accounts payable and other	(770)	1,406
Net cash provided by operating activities	52,683	14,949

Investing activities:
Capital expenditures	(148,079)	(73,797)
Net cash used in investing activities	(148,079)	(73,797)

Financing activities:
Proceeds from revolving credit facility borrowings	169,900	5,000
Repayment of repurchase obligation to Quicksilver	(42,085)	-
Repayment of subordinated note payable to Quicksilver	(825)	-
Issuance costs of equity units paid	-	(2,933)
Contributions by Quicksilver	-	38,045
Contributions by other partners	-	167
Distributions to unitholders	(31,930)	(4,062)
Proceeds from sale of assets to Quicksilver	-	29,508
Debt issuance costs	(486)	(1,041)
Net proceeds from issuance of equity units	-	112,298
Distribution of offering proceeds to partners	-	(119,806)
Net cash provided by financing activities	94,574	57,176

Net (decrease) in cash	(822)	(1,672)

Cash at beginning of period	1,125	2,797

Cash at end of period	$303	$1,125

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QUICKSILVER GAS SERVICES LP
OPERATING STATISTICS
Unaudited

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Volume Data:
Volumes gathered (MMcf)	24,432	13,310	75,701	34,995
Volumes processed (MMcf)	15,355	10,788	56,225	30,802

QUICKSILVER GAS SERVICES LP
RECONCILIATION OF NET INCOME TO
DISTRIBUTABLE CASH FLOW
In thousands - Unaudited

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Net income	$11,538	$3,188	$26,416	$8,256
Depreciation and accretion expense	4,137	2,763	14,566	8,070
Income tax provision/(payments)	145	124	(79)	313
Non-cash interest expense	1,759	2,441	7,836	4,294
Maintenance capital expenditures	(473)	(625)	(1,890)	(1,250)
Distributable cash flow	$17,106	$7,891	$46,849	$19,683

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QUICKSILVER GAS SERVICES LP
RECONCILIATION OF NET INCOME
TO ADJUSTED GROSS MARGIN AND EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(In thousands)		(In thousands)

Total revenues	$25,365	$13,170	$78,058	$35,941
Operations and maintenance expense	5,216	3,449	20,250	11,512
General and administrative expense	1,695	1,026	6,407	3,379
Adjusted gross margin	18,454	8,695	51,401	21,050
Other income	1	87	11	236
EBITDA	18,455	8,782	51,412	21,286
Depreciation and accretion expense	4,137	2,763	14,566	8,070
Interest expense	2,635	2,707	10,177	4,647
Income tax provision	145	124	253	313
Net income	$11,538	$3,188	$26,416	$8,256

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